UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 8, 2010
THE TALBOTS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-12552	41-1111318

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Talbots Drive, Hingham, Massachusetts	02043

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (781) 749-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
Item 1.01 Entry into a Material Definitive Agreement
     On April 14, 2010, The Talbots, Inc. (“Talbots”), as successor to BPW Acquisition Corp. (“BPW”), and Mellon Investor Services LLC (“Mellon”) entered into a First Amendment to Warrant Agreement (the “First Amendment”), amending the Warrant Agreement (the “Initial Warrant Agreement”), dated February 26, 2008, by and between Mellon and BPW. As previously disclosed, pursuant to the Initial Warrant Agreement, upon the effective time of the merger of Tailor Acquisition, Inc. with and into BPW (the “Merger”), each warrant to acquire shares of common stock of BPW (“BPW Warrant”) which was not tendered into the offer to exchange each outstanding BPW Warrant for shares of Talbots common stock or warrants to acquire shares of Talbots common stock (subject to certain election and proration procedures) became exercisable for such number of shares of Talbots common stock as such warrantholder would have received in the Merger had the BPW Warrants been converted to shares of common stock immediately prior to the effective time of the Merger.
     As a result of the amendments to the Initial Warrant Agreement (collectively, the “Warrant Agreement Amendments”), holders of BPW Warrants will not be able to exercise their BPW Warrants for up to one year from the effective time of the Merger (unless, in the case of BPW Warrants other than BPW Warrants issued to BPW’s sponsors prior to BPW’s initial public offering, the board of directors of Talbots at such time determines, in its sole discretion, to accelerate the exercisability of such BPW Warrants). In addition, the Warrant Agreement Amendments provide that BPW Warrants will no longer be entitled to the benefit of anti-dilution protections and other provisions in the Initial Warrant Agreement. In addition, upon the occurrence of certain future events, including, without limitation, certain reclassifications, reorganizations, mergers or consolidations involving Talbots, or upon a dissolution of Talbots following certain asset sales or transfers involving Talbots, the board of directors of Talbots at such time will have the option to cancel each BPW Warrant in exchange for the right to receive a cash payment equal to the excess, if any, of the fair market value (as determined by the board of directors of Talbots at such time, acting in good faith and its sole discretion) of the consideration that the holder of such BPW Warrant would have received if such holder had exercised such BPW Warrant immediately prior to such event, over the exercise price then applicable to such BPW Warrant.
     The First Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders
     At 5:00 p.m., New York City time, on April 8, 2010, the consent solicitation (the “Consent Solicitation”) of Talbots, as successor to BPW, to amend the Initial Warrant Agreement, expired after having been successfully approved by the holders of BPW Warrants.
     The information disclosed in Item 1.01 is incorporated herein by reference.
Item 5.07 Submission of Matters to a Vote of Security Holders
     At 5:00 p.m., New York City time, on April 8, 2010, the Consent Solicitation soliciting approval of holders of BPW Warrants of the Warrant Agreement Amendments expired. As previously disclosed, the Warrant Amendment required the consent of (i) persons shown on the records of the registrar as registered holders of BPW Warrants as of 5:00 p.m. EDT on March 17, 2010 exercisable for a majority of the shares of BPW common stock issuable on exercise of all outstanding BPW Warrants and (ii) registered holders of BPW Warrants issued in BPW’s initial public offering (“Public BPW Warrants”) exercisable for a majority of the shares of BPW common stock issuable on exercise of all outstanding Public BPW Warrants.
     As of March 17, 2010, the record date of Consent Solicitation, there were 49,776,470 total BPW Warrants outstanding and entitled to provide consent to the proposed Warrant Agreement Amendments, and 35,000,000 Public BPW Warrants outstanding and entitled to provide consent to the proposed Warrant Agreement Amendments.
     The Warrant Agreement Amendments were approved by BPW warrantholders. Valid consents were received prior to the expiration time of the Consent Solicitation from holders of 18,884,066, or 53.95%, of the Public BPW Warrants outstanding, and 33,390,948, or 67.08%, of the total BPW Warrants outstanding.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
The following exhibits are furnished with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	First Amendment to Warrant Agreement, by and between The Talbots, Inc. and Mellon Investor Services LLC, dated as of April 14, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TALBOTS, INC.
Dated: April 14, 2010	By:	/s/ Richard T. O’Connell, Jr.
		Name:	Richard T. O’Connell, Jr.
		Title:	Executive Vice President, Real Estate, Legal, Store Planning & Design and Construction, and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	First Amendment to Warrant Agreement, by and between The Talbots, Inc. and Mellon Investor Services LLC, dated as of April 14, 2010.